ATTACHMENTS FOR N-SAR SUB-ITEM 77Q1(e)
12/31/04 FYE FUNDS FOR THE PERIOD
BEGINNING 1/1/05 AND ENDING 6/30/05

JPMorgan Fleming Mutual Fund Group, Inc.

Amendment to Investment Advisory Agreement, dated December 23, 2004. Incorporated by reference to Post-Effective Amendment No. 17 filed on February 9, 2005 (Accession Number
0001047469-05-002948).